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                              POSITRON CORPORATION
                  STATEMENT RE: COMPUTATION OF PER SHARE LOSS
                    for the nine months ended September 30,
                       (in thousands, except share data)

                                                                    Exhibit 11.1




                                                                             1995                     1996
                                                                          ----------               ----------
 Net loss                                                                 $    (3,437)             $    (4,644)
                                                                          ===========              ===========

 Weighted average common shares used in computing
  net loss per share                                                        3,637,320                3,701,639
                                                                          ===========               ==========
 Net loss per share                                                       $     (0.94)              $    (1.25)